Exhibit 10.6

EXECUTION VERSION

FORM OF DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [___], 2021 (the “Effective Time”), by and between Kin Insurance, Inc. (formerly known as Omnichannel Acquisition Corp.), a Delaware corporation (the “Company”), and Omnichannel Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Business Combination Agreement, dated as of July 16, 2021 (the “Business Combination Agreement”), by and among the Company, Omnichannel Merger Sub, Inc., a Delaware corporation, and Kin Insurance, Inc., a Delaware corporation;

WHEREAS, in its capacity as the sponsor of the Company prior to completion of the Business Combination, the Sponsor desires that, after giving effect to the Transactions, it will continue to have representation on the board of directors of the Company (the “Board”) so as to continue to create value for its direct and indirect equityholders; and

WHEREAS, in furtherance of the foregoing, the Sponsor desires to have certain director nomination rights with respect to the Company, and the Company desires to provide the Sponsor with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE I
NOMINATION RIGHT

Section 1.1 Board Nomination Right.

(a) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, the Sponsor shall have the right to appoint or nominate Matt Higgins for election to the Board, to serve as a director of the Company (the “First Nominee”, and any individual appointed or nominated by the Sponsor for election to the Board pursuant to this Section 1.1(a) or Section 1.1(b), a “Nominee”); provided, however, that in the event that a vacancy on the Board is created at any time by the death, retirement, disability, removal or resignation of the First Nominee, the rights of the Sponsor pursuant to this Section 1.1(a) shall automatically terminate and be of no further force or effect.

(b) From the Effective Time until the fifteen (15) month anniversary of the Effective Time, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, the Sponsor shall have the right to appoint or nominate a second (2nd) Nominee as shall have been designated by the Sponsor in writing to the Company, who is independent for New York Stock Exchange and audit committee purposes; provided, that such Nominee shall be reasonably acceptable to the Company (the “Other Nominee” and, together with the First Nominee, the “Nominees”).

(c) For so long as required pursuant to Section 1.1(a) or 1.1(b), as applicable, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) each Nominee is included in the Board’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) when a Nominee is up for election, such Nominee is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company.

(d) If the Other Nominee ceases to serve for any reason, the Sponsor shall, subject to the Sponsor then being entitled to nominate such individual for election or appointment as a director pursuant to Section 1.1(b), be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee; provided, that such successor shall be reasonably acceptable to the Company.

(e) If at any time the Sponsor is no longer entitled to nominate a particular Nominee pursuant to Section 1.1(a) or 1.1(b), as applicable, then upon receipt of a request from the Company to the Sponsor or the applicable Nominee, such Nominee shall (and the Sponsor shall cause such Nominee to) immediately tender his resignation as a member of the Board.

(f) Upon a Nominee’s election or appointment to the Board, as applicable, the Company shall indemnify such Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to such Nominee than the indemnity agreements entered into between the Company and its other non-employee directors.

(g) The Nominees shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by each Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(h) The Sponsor shall use its reasonable best efforts to cause each of the Nominees to comply with any qualification requirements for members of the Board set forth in the certificate of incorporation, bylaws or other organizational documents of the Company, and all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Company’s code of business conduct and ethics, any related person transactions approval policy, any securities trading policies, any confidentiality policy applicable to the applicable Nominee and any corporate governance guidelines, and preserve the confidentiality of the Company’s business information, including the discussions of matters considered in meetings of the Board or any committee thereof, at all times that such Nominee serves as a member of the Board.

ARTICLE II
miscellaneous

Section 2.1 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the twenty-four (24)-month anniversary of the Effective Time.

Section 2.2 Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company, to:

Kin Insurance, Inc.
55 W. Monroe, Suite 2200
Chicago, IL 60603
Attn: Bret Harper
Email: Legal@kin.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street
Houston, Texas 77002
Attn: John Greer
Email: john.greer@lw.com

If to Sponsor, to:

485 Springfield Avenue, #8

Summit, New Jersey 07901

Attn: Austin Simon; Matt Higgins

Email: asimon@omnichannelcorp.com; mhiggins@omnichannelcorp.com with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193

Attention: Bradley C. Vaiana, Esq.; Kyle Gann, Esq.

E-mail: bvaiana@winston.com; kgann@winston.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 2.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 2.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of Law, by any party hereto without the prior written consent of the other party hereto, except notwithstanding any of the foregoing, the Sponsor may, in connection with a transfer of shares of the Company’s common stock to one of its Affiliates, assign its rights and obligations hereunder to such Affiliate transferee, in which case the prior consent of the Company shall not be required.

Section 2.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 2.8 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action arising under this Agreement, waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such arising under this Agreement. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against the other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.8. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY , IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.8.

Section 2.9 Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and such non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages, shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 2.11 Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all such parties.

Section 2.12 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.13 Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.14 Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

KIN INSURANCE, INC.

By:
Name:
Title:

[Signature Page to Director Nomination Agreement]

OMNICHANNEL SPONSOR, LLC

By:
Name:
Title:

[Signature Page to Director Nomination Agreement]